Exhibit 99.1

Tempus Announces Preliminary Fourth Quarter and Full Year 2024 Results

CHICAGO, January 13, 2025 – Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today announced select, preliminary, unaudited results for the fourth quarter and full year ended December 31, 2024.

Full Year 2024 Select, Preliminary, Unaudited Financial Results

•	Revenue of approximately $693 million, representing approximately 30% growth year-over-year

•	Continued improvement in adjusted EBITDA compared to the prior year

Fourth Quarter 2024 Select, Preliminary, Unaudited Financial Results

•	Revenue of approximately $200 million, an increase of approximately 35% year-over-year

•	Continued trend of sequential improvement in adjusted EBITDA in the fourth quarter of 2024

“We concluded 2024 with continued strength in our core businesses, as genomics revenue is expected to grow at ~30% in Q4 and our data and services revenue is expected to grow at ~45%, such that we expect to deliver ~99% of our revenue guidance for 2024 and ~100% of our adjusted EBITDA guidance,” said Eric Lefkofsky, Founder and CEO of Tempus. “Despite some softness in our CRO revenues, our core businesses gained momentum throughout the year.”

This announcement comes ahead of the Company’s presentation today at the 43rd Annual J.P. Morgan Healthcare Conference. A live webcast to the presentation and our updated investor deck, which includes an update on the expected closing of our Ambry acquisition, can be found on our investor relations website at investors.tempus.com.

Tempus has not completed preparation of its financial statements for the fourth quarter or full year 2024. The estimates disclosed in this release for the fourth quarter and year ended December 31, 2024, are preliminary, and unaudited and inherently uncertain, and therefore subject to change as Tempus completes preparation of its financial results for these periods. Tempus is in the process of completing its customary year-end close and review procedures for the quarter and year ended December 31, 2024, and there can be no assurance that final results for these periods will not differ from these estimates, and any such difference may be material. During the preparation of Tempus’ consolidated financial statements for the year ended December 31, 2024, Tempus or its independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Tempus plans to report its complete fourth quarter and full year 2024 financial results during its first earnings call of 2025.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents the non-GAAP financial measure Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) provision for (benefit from) income taxes, (v) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering, and (x) amortization of deferred other income from our IP License Agreement with SB Tempus.

Tempus believes this non-GAAP financial measure is useful to investors and others because it allows for additional information with respect to financial measures used by management in its financial and operational decision-making and it may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and Adjusted EBITDA should be considered in addition to, not as a substitute for or in isolation from, net loss, the most comparable GAAP measure. Other companies, including companies in our industry, may calculate this non-GAAP financial measure differently or not at all, which reduces its usefulness as a comparative measure.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and Tempus’ industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to,

Tempus’ preliminary, unaudited financial results for fourth quarter and full year 2024; Tempus’ expected financial results for full year 2025; the contributions of Tempus’ research and findings to the larger scientific community, the use of Tempus’ products and services to advance clinical care for patients, and the pending acquisition of Ambry. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including our ability to consummate the acquisition of Ambry Genetics and the related financing on the terms described herein or at all and, if consummated, to realize the expected benefits of such acquisition; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission (“SEC”) on November 4, 2024, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.